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                                                                   Exhibit 10.11
                                                                   -------------


                       APERTUS TECHNOLOGIES INCORPORATED
                        DEFERRED COMPENSATION AGREEMENT



In this Agreement:

  "You" (or "your")          means --
                                       ----------------------------------------

  "Apertus"                  means --  Apertus Technologies Incorporated, a
                                       Minnesota corporation

  "We" (or "our")            means --  you and Apertus together

  "Board"                    means -- the Board of Directors of Apertus

  "CFO"                      means --  the Chief Financial Officer of Apertus
                                       (or his or her delegee)

Recitals:

A.   You are now employed by Apertus in the capacity of _______________________.
B. Apertus desires to provide deferred compensation benefits to a select group of management or highly compensated employees.
C. Apertus, through action of the Board, has selected you to participate in such benefits and we have agreed on benefits and other matters as described in this Agreement.

Agreement:

          We agree as follows:

          1.   Establishment of Accounts.  The amount of benefits payable by
               -------------------------
Apertus to you under this Agreement will be determined by reference to bookkeeping accounts ("Accounts"), which the CFO will establish and maintain for you. For each Election Form described in Section 2 below, a separate Employee Contribution Account and Employer Contribution Account will be maintained.

          2.   Credits to Employee Contribution Account Under Your Election
               ------------------------------------------------------------
Form. You may elect to have a specific dollar amount or a specific percentage of your compensation from Apertus (up to the maximum specified by the Board but no more than 75%), which would otherwise be received and included in your gross income, deferred in accordance with the further provisions of this Agreement by giving written notice to the CFO in an Election Form acceptable to the CFO and approved by the Board.

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As of the last business day of the calendar quarter that includes each such payday, there shall be credited to the Employee Contribution Account for such Election Form the amount of compensation to be deferred for such pay period as elected by you. Each Election Form will specify your maximum contribution (for purposes of this Section 2), Apertus contributions (for purposes of Section 3), the deemed cost of Stock (for purposes of Section 4), your Payment Election (for purposes of Section 6) and a Vesting Date (for purposes of Section 7).

          3.   Credits to Employer Contribution Account From Apertus.  As of the
               -----------------------------------------------------
date of each crediting under Section 2 above, there shall be credited to the Employer Contribution Account for the Election Form additional amounts as specified in such Election Form.

          4.   Designation of Measuring Investment.  Each Account shall be
               -----------------------------------
deemed to have invested the amounts credited under Sections 2 and 3 above in common stock of Apertus ("Stock") as of each date of such crediting, assuming, however, for this purpose, that the cost of Stock is the lowest Average Price of Stock for the four "Calendar Quarters" following such date. For this purpose, "Average Price" means the average of the closing prices for Stock on each business day in the Calendar Quarter; and "Calendar Quarters" are (i) the three-calendar month period following such date, and (ii) each of the next three
three-calendar month periods.   Upon approval of the Board, you and the CFO may
agree upon other measuring investments. The Account and such Stock (or other measuring investments) are specified solely as devices for computing the amount of benefits to be paid by Apertus under this Agreement, and Apertus is not required to purchase such Stock (or other measuring investments).

          5.   Investment Credits to Account.  On each date that any dividend or
               -----------------------------
other distribution becomes payable with respect to Stock (or any other measuring investment), there shall be credited to the respective Accounts the number of shares of Stock (or units of such other measuring investment) which could be purchased on such date with such amount just as if such Stock (or such other measuring investment) were held on a basis whereby its dividends and other distributions were reinvested automatically.

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          6.   Payment to You After Vesting Date.  If you continue employment
               ---------------------------------
with Apertus until the Vesting Date specified in any Election Form, Apertus will pay to you as soon as administratively feasible following the date specified by your Payment Election in such Election Form a single lump sum of cash in an amount equal to the entire present value (as of such specified date) of the Employee Contribution Account for such Election Form and of the Employer Contribution Account for such Election Form.

          7.   Effect of Certain Events.  Notwithstanding Section 6 above, the
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following rules shall apply:

               7.1. If You Leave Apertus (Voluntary Termination).  If you
                    --------------------------------------------
     terminate employment with Apertus before the Vesting Date specified in any Election Form, Apertus will pay to you as soon as administratively feasible a single lump sum of cash in an amount equal to the entire present value (as of the date of your termination of employment) of the Employee Contribution Account for such Election Form (or, if greater, the amount of your contributions to such Account) and you will forfeit the Employer Contribution Account for such Election Form.

               7.2. If Apertus Terminates Your Employment (Involuntary
                    --------------------------------------------------
     Termination).
     ------------

                    7.2.1.  Termination Without Cause.  If your
                            -------------------------
          employment is terminated by Apertus before the Vesting Date specified by any Election Form and such termination is without "cause," Apertus will pay to you as soon as administratively feasible a single lump sum of cash in an amount equal to the entire present value (as of the date of your termination of employment) of the Employee Contribution Account for such Election Form (or, if greater, the amount of your contributions to such Account). In addition, Apertus will so pay an amount equal to the present value (as of the date of your termination of employment) of the Employer Contribution Account for such Election Form multiplied by a fraction, the numerator of which is the number of days between the date of such Election Form and the date of your termination of employment (including both such dates) and the denominator of which is the number of days between the date of such Election Form and such Vesting Date (including both such

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          dates). For this purpose, "cause" means any of the following activities by you: (a) serious misconduct, such as fraud, embezzlement or misappropriation of Apertus property; (b) undue use of influence based upon your status as an employee of Apertus; (c) criminal activities, whether or not prosecution or conviction occurs; (d) failure to perform the essential functions of your job in a satisfactory fashion or to comply with the express policies and procedures of Apertus relating to your employment, which failure continues after written notice of such failure; or (e) use of illegal drugs or abuse of legal drugs, including alcohol, after a prior written warning concerning such conduct.

                    7.2.2.  Termination With Cause.  If your employment
                            ----------------------
          is terminated by Apertus before the Vesting Date specified by any Election Form and such termination is for "cause" (as defined in Section 7.2.1 above), Apertus will pay to you as soon as administratively feasible a single lump sum of cash in an amount equal to the entire present value (as of the date of your termination of employment) of the Employee Contribution Account for such Election Form and you will forfeit the Employer Contribution Account for such Election Form.

               7.3. If You Become Disabled.  If your employment with Apertus is
                    ----------------------
     terminated due to total and permanent disability (as defined by the Apertus Savings and Investment Plan), Apertus will pay to you as soon as administratively feasible a single lump sum of cash in an amount equal to the entire present value (as of the date of your termination of employment) of each Account.

               7.4. Effect of Change of Control.  Upon the occurrence of an
                    ---------------------------
     "Acceleration Date" (as hereinafter defined) while you are employed by Apertus, the provisions of Section 7.1 and 7.2 relating to forfeiture shall not apply to you, with the result that you will be deemed to be fully vested in each account and each Employer Contribution Account will be paid in full at the same time as the related Employee Contribution Account. "Acceleration Date" shall mean either a Distribution Date or a Transaction Date.

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               "Distribution Date" shall have the meaning set forth in Section 3 of the Rights Agreement dated as September 18, 1986 between Apertus and Norwest Bank Minnesota, National Association (formerly Norwest Bank Minneapolis, National Association).

               "Transaction Date" shall mean the date of shareholder approval of
     (i) any consolidation or merger of Apertus in which Apertus is not the continuing or surviving corporation or pursuant to which shares of Apertus Stock would be converted into cash, securities or other property, other than a merger of Apertus in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Apertus; or (iii) any plan of liquidation or dissolution of Apertus.

          8.   Payment to Beneficiary.  If you die either (a) before the Vesting
               ----------------------
Date for an Employer Contribution Account but while employed by Apertus, or (b) after the Vesting Date for an Employer Contribution Account but before receiving payment, Apertus will pay to your beneficiary (as determined under Section 13) as soon as administratively feasible after your death a single lump sum of cash in an amount equal to the entire present value (as of the date of your death) of such Employer Contribution Account and of the related Employee Contribution Account.

          9.   Conditions to Payments.  As conditions to receiving the payments
               ----------------------
described in this Agreement, you agree as follows:

               9.1. Nondisclosure of Information.  You will not, either before
                    ----------------------------
     or after your termination of employment with Apertus, without authorization of Apertus, disclose to (or use for) any person or corporation or other entity (or make personal use of) any files or trade secrets or other confidential information concerning the business, clients, methods, operations, financing or services of Apertus or any affiliate. Trade secrets and confidential information shall mean information disclosed to (or otherwise known by you) as a consequence of employment by Apertus and not generally known in the industry.

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               9.2. Surrender of Books and Records.  You acknowledge that all
                    ------------------------------
     files, lists, books of account, records, literature, products and any other material owned by Apertus or any affiliate, or used by them in connection with the conduct of their business, shall at all times remain the property of Apertus or any such affiliate and that upon termination of employment with Apertus, you will surrender to Apertus or any such affiliate all such lists, books, records, literature, products and other materials.

          10.  Source of Payments.  Benefits due under this Agreement shall be
               ------------------
paid out of the general funds of Apertus, and you and your beneficiaries shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets. The rights accruing to you and your beneficiaries hereunder shall be solely those of unsecured creditors of Apertus.

          11.  Nontransferability.  You and your beneficiaries shall not have
               ------------------
the right to assign, encumber or otherwise anticipate the payments to be made under this Agreement, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against you or any beneficiary. Notwithstanding the foregoing, any payments due to you or any beneficiary under this Agreement shall be offset by any amounts owed by you to Apertus.

          12.  Tax Withholding.  Apertus may deduct from any benefit payment
               ---------------
(and transmit to the proper taxing authority) such amount as it may be required to withhold under any applicable federal, state or other law.

          13.  Beneficiaries.  You may designate one or more beneficiaries who,
               -------------
upon your death, shall receive the benefits that otherwise would have been paid to you. You may change or revoke any such designation from time to time. No such designation, change or revocation shall be effective unless executed by you and delivered to the CFO during your lifetime. Unless you have otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated shall become fixed as of your death so that, if a beneficiary survives you but dies before the receipt of all payments due such beneficiary, such remaining payments shall be payable to such beneficiary's estate. If you do not designate a beneficiary pursuant to this section, or if for any reason such designation is ineffective, in whole or in part, then the benefits that otherwise would have been paid to you (or the


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part thereof as to which the designation is ineffective, as the case may be)
shall be paid to your estate and, in such event, the term "beneficiary" shall include such estate.

          14.  Claims Procedure.  Payments under this Agreement will be made to
               ----------------
you automatically. Payments will be made to a beneficiary only after a proper written claim for payment has been filed with the CFO. If you or any beneficiary is in disagreement with any determination that has been made, a claim may be presented.

               14.1.  Making a Claim.  The claim must be written and must be
                      --------------
     delivered to the CFO. Within 90 days after the claim is delivered, the claimant will receive either: (a) a decision; or (b) a notice describing special circumstances requiring a specified amount of additional time (but no more than 180 days from the day the claim was delivered) to reach a decision.

               If the claim is wholly or partially denied, the claimant will receive a written notice specifying: (a) the reasons for denial; (b) the provisions of the Agreement on which the denial is based; and (c) any additional information needed in connection with the claim and the reason such information is needed. Information concerning the claimant's right to request a review will also be given to the claimant.

               14.2.  Requesting Review of a Denied Claim.  A claimant may
                      -----------------------------------
     request that a denied claim be reviewed. The request for review must be written and must be delivered to the CFO within 60 days after claimant's receipt of written notice that the claim was denied. A request for review may (but is not required to) include issues and comments the claimant wants considered in the review. The claimant may examine pertinent documents by asking the CFO. Within 60 days after delivery of a request for review, claimant will receive either: (a) a decision; or (b) a notice describing special circumstances requiring a specified amount of additional time (but no more than 120 days from the day the request for review was delivered) to reach a decision. The decision will be in writing and will specify the provisions of this Agreement on which it is based.

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               14.3.  In General.  All decisions on claims and on reviews of
                      ----------
     denied claims will be made by the CFO, who shall have the sole discretion to interpret and construe the Agreement and to determine all factual and legal questions under the Agreement. The CFO shall have the sole discretion to hold one or more hearings. If a claimant does not receive a decision within the specified time, the claimant should assume the claim was denied or re-denied on the date the specified time expired. The claimant may, at the claimant's own expense, have an attorney or other representative act on behalf of the claimant, but the CFO has the right to require a written authorization. The CFO also has the right to delegate the authority to make decisions.

          15.  Other Benefit Programs.  This Agreement is in addition to, and
               ----------------------
not in lieu of, any other employee benefit plan or program in which you may be or become eligible to participate by reason of employment with Apertus. Receipt of benefits under this Agreement shall be disregarded under such other plans or programs unless any such other plan or program specifically provides otherwise. Without limitation of the generality of the foregoing, payments under this Agreement shall be disregarded for purposes of the Apertus Savings and Investment Plan.

          16.  Applicability to Successors.  This Agreement shall be binding
               ---------------------------
upon and inure to the benefit of Apertus and you, the successors and assigns of Apertus, and your beneficiaries, personal representatives and heirs. If Apertus becomes a party to any merger, consolidation or reorganization, this Agreement shall remain in full force and effect as an obligation of Apertus or its successors in interest.

          17.  Amendment.  This Agreement may be amended or revoked at any time
               ---------
by the Board, but no such amendment or revocation shall have the effect of reducing your vested benefits as of the date of amendment without your consent; provided, however, that such restriction on amendment or revocation is not intended to prevent possible reduction of benefits due to reduction in the value of Stock (or other measuring investments) with respect to any Account. The CFO may issue implementing rules (not inconsistent with this Agreement) and will inform you of any rules, amendments or revocation of this Agreement.

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          18.  Applicable Law.  Except to the extent governed by federal law,
               --------------
this Agreement shall be construed in accordance with the laws of the State of Minnesota.

          19.  Headings.  The headings of the paragraphs herein are included
               --------
solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

          20.  Regulatory Compliance.  The CFO shall monitor regulatory
               ---------------------
compliance. This Agreement will be interpreted and administered consistent with the intentions stated in this Section 20.

               20.1.  ERISA.  For purposes of the Employee Retirement Income
                      -----
     Security Act of 1974 ("ERISA"), this Agreement is intended to be part of an employee pension benefit plan which is maintained primarily for purposes of providing deferred compensation for a select group of management or highly compensated employees. The CFO shall monitor compliance with regulations and rulings of the Department of Labor (including 29 C.F.R. (S)2510.104-23) to carry out that intention and shall file with the Department of Labor the statement required by such regulations.

               20.2.  Tax Laws.  For purposes of Section 3121(v) of the Internal
                      --------
     Revenue Code and other tax and social security laws, this Agreement is intended to be part of a "nonqualified deferred compensation plan."

               20.3.  Securities Laws. For purposes of the Securities Exchange
                      ---------------
     Act of 1934, as amended (the "Exchange Act"), your interests under this Agreement are intended not to be "derivative securities" within the meaning of Rule 16a-1(c) under the Exchange Act. Notwithstanding any other provision of this Agreement, all payments under this Agreement will be made in cash (and not in Stock or any other measuring investments) and no payment shall be made with respect to an Account before six months the last crediting to such Account under Sections 2 or 3, unless made by reason of your death, total and permanent disability or termination of employment with Apertus.

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          21.  Entire Agreement.  This Agreement and each Election Form
               ----------------
incorporate our entire agreement with respect to deferred compensation and other matters addressed in this Agreement and supersede any other related written or oral communications.

          INTENDING TO BE LEGALLY BOUND, we have signed this Agreement.

Dated: ________________, 1995                  APERTUS TECHNOLOGIES
                                                    INCORPORATED


                                               By
                                                  ----------------------------
                                                  Its Chief Financial Officer


                                                  ----------------------------
                                                          Employee

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